EXHIBIT 10.1

                   MARKETING AND SALES DISTRIBUTION AGREEMENT

This Marketing and Sales Distribution agreement (the "Agreement") is made by and between Bosco Flooring, Inc. ("Bosco") and/or assigns (the "Assigns") to market and distribute the laminate flooring products (hereafter collectively referred to as ("Products"), and Bossco-Laminate Co., Ltd. (hereafter referred to as "Supplier"), collectively the "Parties", on the 9th day of March, 2007.

Whereas, Supplier is a manufacturer and distributor of 1200x300x8 mm polish surface and relief surface laminate flooring in Russia, and Bosco and its Assigns, are in the business of marketing and distributing items to the General Public.

NOW, THEREFORE, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

1. Supplier agrees to manufacture the Products and fulfill Bosco's written purchase orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of thirty days (30) days or less following the receipt of any written order.

2. Supplier agrees to deliver to Bosco copies of all applicable reports, articles, tests, investigations, certificates and any other comments or other information (collectively the "Information") on the Products immediately after Supplier's receipt of such Information.

3. Bosco and its Assigns may use the Information in all its marketing and distribution efforts to sell the Products. Bosco agrees not to make any marketing claims in regard to the Products that are not supported by the Information supplied by Supplier.

4 Suppler will charge FOB $12 per one square meter of polish surface laminate and $12.5 per one square meter of relief surface laminate. From time to time, Supplier can make reasonable adjustment(s) to the Price of the Products by giving Bosco written notification of such Product price amendments.

5. Although the price list acts as a guide for purchases made by Bosco, discounts can be negotiated between both parties on any singular Product purchase order submitted to Supplier, including the purchase of Products from a manufacturing overrun situation.

6. Bosco agrees to pay the price of Product purchases by letter of credit or wire transfer prior to product shipment. Bosco will pay all related shipping costs, unless other arrangements have been expressly made.

7. Termination will be effective sixty (60) days following the date that one Party delivers written notice of termination to the non-terminating Party. Notwithstanding this provision, Bosco or its Assigns will be permitted to sell, market, and distribute all Products that have been ordered from Supplier, or are in the possession of Bosco or its Assigns at termination.

8. There are no set minimum quota requirements for Product sales under this Agreement in the first year and Supplier will be obligated to assist in the completion of each sales order on a case-by-base basis, regardless of quantity. Following the first year of the Agreement, both parties will review sales activities during the prior year and rev-visit this provision of the contract.

9. Supplier warrants and guarantees that Supplier holds all of the relevant trademarks, service marks, and all other like intellectual property rights to the Products, and further warrants that Supplier's Products are not subject to any claim (for infringement or otherwise), demand, or legal action by any third party. Supplier warrants and guarantees that to the best of its knowledge all claims made by Supplier about the Products are true and correct. Any installation of Products made incorrectly and not in accordance with the advice of Supplier will not be covered within this provision.

10. All notices and other communications required or provided for under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the other party. Each party may, by notice to the other as provided herein, designate a different address at any time.
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11.  This Agreement and the rights and obligations of the parties herein,  shall be construed in accordance with the laws of Russian Federation.

12. This Agreement may be signed by facsimile if required in as many counterparts as may be required.

Agreed to and accepted as of the 9th day of March, 2007 by:


BOSCO FLORING, INC                          BOSSCO-LAMINATE CO., LTD


Per: "signed"                               Per: "signed"
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